Exhibit 10.13

                             SIXTH AMENDMENT TO THE
                        HEICO SAVINGS AND INVESTMENT PLAN

         THIS SIXTH AMENDMENT (the "Amendment"), made as of the 31st day of October, 2005, to the HEICO Savings and Investment Plan (the "Plan"), by HEICO Corporation, a Florida corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Plan for the sole and exclusive benefit of its eligible participants and their respective beneficiaries under the terms and provisions of the Internal Revenue Code of 1986, as amended; and

         WHEREAS, pursuant to Section 15.01 of the Plan, the Company has the power to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows:

         EFFECTIVE AS OF JANUARY 1, 2006:

1. The first sentence of the first paragraph of Section 2.14 is hereby amended in its entirety to read as follows:

                  "Compensation" shall mean the total base salary or wages, including overtime pay, paid by an Employer to an Employee during the Plan Year under consideration, excluding commissions, bonuses, incentive compensation, any amount paid in lieu of vacation days and all other items of extraordinary compensation reportable as taxable wages."

2. Section 4.01(a) is hereby amended to add the following at the end thereof:

                  "Notwithstanding the foregoing, with respect to each Eligible Employee who is hired by an Employer on or after January 1, 2006, such Eligible Employee shall be deemed to make an election to contribute to the Trust, and the Employer shall so contribute, an Elective Deferral Contribution in an amount equal to three percent (3%) of the Eligible Employee's Compensation for the Plan Year, unless the Eligible Employee elects a greater or lesser percentage (including zero) in a salary reduction agreement entered into between the Eligible Employee and the Employer

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                  with respect to such Plan Year. Each such Eligible Employee shall have an effective opportunity to receive notice of availability of such election, as well as a salary reduction agreement form, and the Eligible Employee shall have a reasonable period to make a salary reduction election change before the date on which the deemed election shall take place."

3. In all other respects, the Plan shall remain unchanged by the Amendment.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed the day and year first above written.

                                                   HEICO Corporation,
                                                   a Florida corporation

                                                   By:
                                                         ----------------------
                                                   Name:
                                                   Title: